UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.                )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under to §240.14a-12

NOVUS THERAPEUTICS, INC.

(Exact name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Explanatory Note

On November 20, 2020, Novus Therapeutics, Inc. (the “Company”) filed with the U.S. Securities and Exchange Commission its definitive proxy statement for a special meeting of stockholders (the “Special Meeting”) to be held at 19900 MacArthur Boulevard, Irvine, California on December 18, 2020 at 10:00 a.m. Pacific Time (the “Proxy Statement”). The Company is filing this supplement to the Proxy Statement to provide the information set forth below relating to the capitalization of the Company.

Capitalization

Set forth below is a summary capitalization table setting forth shares issued and outstanding, as well as shares reserved for issuance pursuant to outstanding options and warrants as of the dates set forth below.

Outstanding capital stock (1)
Outstanding common stock	1,436,324
Outstanding preferred stock (2)	19,873,487
Total outstanding shares	21,309,811

Options and warrants (3)
Shares underlying outstanding warrants	3,435,806
Exercise price range	$3.08 - $69.64
Weighted-average exercise price	$9.04
Shares underlying outstanding options	3,587,382
Exercise price range	$4.73 - $2,147
Weighted-average exercise price	$16.39

(1)	Outstanding capital stock presented as of the record date (November 17, 2020).
(2)	Represents shares underlying Series X Preferred and Series X1 Preferred, presented on an as-converted basis.
(3)

Outstanding options and warrants presented as of September 30, 2020. Where options or warrants are exercisable for preferred stock, capitalization is presented on an as-converted basis. Subsequent to September 30, 2020, warrants for a total of 19,528 shares were exercised and such shares are included in the total shares outstanding as of the record date.

Outstanding Options and Warrants(1)

Set forth below is a schedule of outstanding options and warrants broken down by exercise price. The shares and exercise prices have been adjusted to reflect the 1:18 reverse split of the Company’s common stock implemented on October 5, 2020.

Outstanding Warrants
Exercise price	Number of Shares
$3.08	298,692
$8.96	2,789,307
$12.96	319,064
$18.90	19,162
$69.64	9,581

Outstanding Options
Exercise price	Number of Shares
Below $5.00	25,278
$5.01 - $10.00	2,126,184
$10.01 - $15.00	21,833
$15.01 - $20.00	920,712
$20.01 - $25.00	406,405
$30.01 - $35.00	26,227
$65.00 - $100.00	40,390
Above $100.00	20,353

(1)

Outstanding options and warrants presented as of September 30, 2020. Where options or warrants are exercisable for preferred stock, capitalization is presented on an as-converted basis. Subsequent to September 30, 2020, warrants for a total of 19,528 shares were exercised and such shares are included in the total shares outstanding as of the record date.

Equity Plan Reserve

If Proposal No. 2 is approved, the Company would have a total of approximately 4,185,680 shares of common stock available for grant under the 2020 Incentive Plan, after deducting the shares potentially issuable under outstanding grants that were made in advance of the record date (which option awards are reflected in the above table).